UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2011

Bluegreen Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	001-09292	03-0300793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 Conference Way North, Suite 100 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 912-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 12, 2011, the New York Stock Exchange (the “NYSE”) requested that Bluegreen Corporation (the “Company”) file this Current Report on Form 8-K to clarify statements contained in the Company’s Proxy Statement relating to its 2011 Annual Meeting of Shareholders scheduled to be held on July 27, 2011. As disclosed in the Proxy Statement, the Company has in the past maintained, and intends in the future to maintain, a Board of Directors comprised of a majority of independent directors. However, as the Company has disclosed, two of its independent directors, Robert F. Dwors and J. Larry Rutherford, resigned from the Company’s Board of Directors on April 26, 2011 and April 30, 2011, respectively. As a result of such resignations, the Company’s Board of Directors, which currently consists of a total of eight directors, has only four independent directors (less than a majority). The Company is filing this Current Report on Form 8-K to affirmatively state that, in order to remain in compliance with, and as permitted by, the NYSE’s listing standards, the Company is relying on a controlled company exemption in not maintaining a Board of Directors comprised of a majority of independent directors for the interim period from April 30, 2011 through the date of the Company’s 2011 Annual Meeting of Shareholders. As disclosed in the Proxy Statement, if all six of the director candidates nominated by the Board of Directors for election at the Company’s 2011 Annual Meeting of Shareholders are elected, the Board of Directors will once again be comprised of a majority of independent directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2011	BLUEGREEN CORPORATION

	By:	/s/ Anthony M. Puleo
Anthony M. Puleo
Senior Vice President, Chief Financial Officer and Treasurer